Exhibit 99.1

COINSTAR, INC. ANNOUNCES PRELIMINARY 2010 FOURTH QUARTER

RESULTS AND UPDATED FULL YEAR 2011 GUIDANCE

BELLEVUE, Wash.—Jan. 13, 2011—Coinstar, Inc. (NASDAQ: CSTR) today announced certain preliminary financial results for the fourth quarter ended December 31, 2010. The company expects revenue for the fourth quarter of 2010 to increase 31% year over year to $391 million, compared with previous fourth quarter 2010 guidance in the range of $415 million to $440 million.

The company expected stronger performance from the titles scheduled for release during the 2010 fourth quarter holiday season, particularly from the slate of 28-day delay and higher-priced Blu-ray™ titles, despite a 16% lower box office for scheduled releases compared with those in fourth quarter 2009. In addition, in anticipation of demand for new releases that did not materialize, redbox removed older inventory early, impacting revenue and gross margin. Further, redbox consumers utilized “rent and return anywhere” to a higher level than expected, which caused temporary imbalances in available titles across the kiosk network.

As a result, the company expects fourth quarter 2010 GAAP earnings per share (EPS) from continuing operations between $0.65 and $0.69 on a fully diluted basis, compared with guidance in the range of $0.79 to $0.85. GAAP EPS includes a reduction of $0.02 per share due to the expected increase in diluted share count of 1.3 million as a result of convertible debt and option exercise dilution and $0.02 per share due to expected higher share based expense related to the higher share price at the end of the quarter.

Paul Davis, chief executive officer of Coinstar, Inc., said, “Overall, the performance of the redbox business during the fourth quarter was not in line with our forecast. This was redbox’s first holiday season with 28-day delayed titles, and we underestimated the impact that the delay would have on demand during the fourth quarter. We also expected much better performance from Blu-ray and had purchased to a higher level of demand. While consumer visits to the kiosks remained strong, the number of movies per visit, or basket size, was lower than planned. We have already taken a number of decisive steps to better align content purchases with our consumers’ behavior, including offering more day and date titles and better allocating Blu-ray titles to high demand areas. In addition, since inventory migration reflects the popularity of our rent and return anywhere capability, we have made adjustments in our field processes to minimize the impact of higher levels of migration on overall rentals. While some measures such as changes in purchasing take longer to impact financial performance, early results give us confidence that we have begun taking the right steps to address these issues and position the business for further success, which we will discuss further on our earnings call on February 3.

“Nevertheless, redbox revenue grew 38% year over year in the fourth quarter,” Davis continued. “Consumer demand for redbox DVD rentals continues to be robust, and consumers and retailers appreciate the value and convenience offered by redbox. Consumers rented over 144 million movies during the quarter and same store sales increased 12.5% year over year in the fourth quarter. Our unit economics for single and dual kiosks remain strong, and we believe in the future prospects for DVD kiosk rentals. Additionally, we are pleased with the continued strong performance of our coin business, especially its year over year 10% growth in same store sales during the fourth quarter, and remain focused on driving profitable growth across the organization.”

The company expects fourth quarter adjusted EBITDA from continuing operations between $78 million and $82 million, a year over year increase of 38.8% to 45.9%, compared with guidance in the range of $84 million to $90 million. EBITDA was impacted by lower revenue and gross margin.

Coinstar also has revised its initial outlook for full year 2011 and now expects revenue between $1.70 billion and $1.85 billion, adjusted EBITDA from continuing operations between $325 million and $355 million, and GAAP EPS from continuing operations between $2.60 and $3.10, based on a share count of 33.3 million.

The results provided in this press release are preliminary and subject to completion and review of the 2010 financial statements by the company as well as review by the company’s independent auditors and Audit Committee.

Coinstar plans to report final results for the 2010 fourth quarter and full year on February 3, 2011, after the market close. Management will host a conference call that day at 2:00 p.m. PST (5:00 p.m. EST) to review the results in more detail and discuss 2011 guidance. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website at www.coinstar.com. A recording of the call will be available approximately two hours after the call ends through February 17, 2011, at 1-888-286-8010 or 1-617-801-6888, passcode 42299302.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known redbox® self-service DVD rental and Coinstar® self-service coin-counting brands. The company has approximately 30,000 DVD kiosks and 18,900 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstar.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “forecast,” “intend,” “anticipate,” “goals,” “guidance,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include, among other things, statements regarding Coinstar, Inc.’s anticipated 2010 fourth quarter results and future growth and operating results. Forward-looking statements are not guarantees of performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect performance (including future results), please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

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Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definitions of such non-GAAP measures are provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measures may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including the write-off from early retirement of debt, goodwill impairment, and stock-based compensation and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations.

Coinstar will provide a reconciliation of adjusted EBITDA from continuing operations for the 2010 fourth quarter and full year on February 3, 2011, when it has finalized and reports full financial results for 2010.